As filed with the Securities and Exchange Commission on May 21, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 16, 2013.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non- Votes

Robert C. Cantwell	30,329,213	2,662,202	113,396	15,578,194

Cynthia T. Jamison	32,233,956	758,403	112,452	15,578,194

Charles F. Marcy	32,247,697	743,146	113,968	15,578,194

Dennis Mullen	32,839,463	146,318	119,030	15,578,194

Cheryl M. Palmer	32,827,504	161,685	115,632	15,578,194

Alfred Poe	31,087,499	1,904,035	113,277	15,578,194

Steven C. Sherrill	31,705,222	1,286,866	112,723	15,578,194

David L. Wenner	31,691,622	1,299,696	113,493	15,578,194

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2013 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
30,335,307	2,537,026	232,478	15,578,194

Proposal No. 3:  The stockholders re-approved the material terms of the performance goals in our 2008 Omnibus Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
31,753,294	1,110,844	240,673	15,578,194

Proposal No. 4:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013 (fiscal 2013).

For	Against	Abstain	Broker Non-Votes
46,780,343	1,630,166	272,496	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 21, 2013	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary